Exhibit 99.1
LIVE NATION ENTERTAINMENT
REPORTS FULL YEAR AND FOURTH QUARTER 2023 RESULTS
“The live music industry reached new heights in 2023, and demand for live music continues to build. Our digital world empowers artists to develop global followings, while inspiring fans to crave in-person experiences more than ever. At the same time, the industry is delivering a wider variety of concerts which draws in new audiences, and developing more venues to support a larger show pipeline. Against this backdrop, we expect all our businesses to continue growing and adding value to artists and fans as we deliver double-digit operating income and AOI growth again this year, with our profitability compounding by double-digits over the next several years.”
–Michael Rapino, President and CEO, Live Nation Entertainment

2023 Financial Overview (vs FY 2022): Global Demand for Live Events Drives Ongoing Growth
(reported FX)
•Revenue up 36% to $22.7 billion
•Operating Income up 46% to $1.07 billion
•AOI up 32% to $1.86 billion, doubling since 2019
•Operating Cash Flow of nearly $1.4 billion
•Free Cash Flow — Adjusted of over $1.1 billion, up 20% and converting 62% of AOI
•EPS more than doubled to $1.37

View how these results compare to past quarters in the 4Q23 Trended Results Grid:
https://investors.livenationentertainment.com/financial-information/financial-results

2023 Highlights (vs FY 2022): All-Time Highs for Attendance, Ticket Sales, and Sponsorship Activity
•More fans: Concert attendance up 20%, over 145 million fans attended over 50,000 events
•More global and longer: 50% more international acts in top 50 tours and tours have 15% more shows on average (both compared to five years ago)
•Higher spending on hospitality: Ancillary per fan spending up double-digits across all major venue types – amphitheaters, festivals, and clubs and theaters
•Greater ticket sales: Fee-bearing gross transaction value (GTV) up 30% to nearly $36 billion
•Growing brand demand: Sponsorship revenue up 13% to over $1 billion
•Live Nation remains the largest supporter of artists: Investment in artists up over 40% to over $13 billion
•Promoting more artists at every level from clubs to stadiums, with nearly 7,000 touring artists in 40+ countries
•Paid out $1,500 nightly bonuses and 100% merchandise profits to over 3,000 developing artists through our On The Road Again program, which has extended to 2024

2024 Strong Start (vs same period 2023): Leading Indicators Point to Another Year of Growth
(based on leading indicators through mid-February)
•Fans prioritize live: Social media fuels fan interest, with approximately 90% of live music goers agreeing that seeing live music content on social media makes them want to attend shows
•Live Nation concert ticket sales pacing up 6% with 57 million tickets sold for shows this year, and arena and amphitheater sales up double-digits
•Strong demand across all price points: Front of house continues to see high demand and ticket sales up 25% for the 2024 Lawnie Pass
•Show pipeline up: Confirmed shows for large venues (stadiums, arenas, and amphitheaters) up double-digits with growth led by arenas and amphitheaters
•65% of full-year booked compared to approximately 50% booked last year
•Venue Nation fan count expected to grow with more shows at amphitheaters and other operated venues
•Event-related deferred revenue at year end up 8% to $2.9 billion
•Strong momentum at Ticketmaster: GTV up double-digits to $13 billion on fee-bearing tickets for events playing off in 2024
•Approximately three million net new enterprise tickets signed in January, with two-thirds from International markets
•All-in pricing winning fans: Move to all-in pricing last fall receiving positive reception and driving higher conversion rates across our operated venues
•Sponsorship momentum continues: Approximately 75% of expected sponsorship commitments booked, up double-digits
•Long-term monetization driven by opportunities across Latin America and Asia, expanding venue and festival footprint including premium experiences, and Ticketmaster’s global platform including digital ticketing

2023 Concerts Demand on the Rise Globally (vs FY 2022)
•Revenue up 39% to $18.8 billion
•AOI approximately doubled to $325 million
•Full-year margins expanded by 50 basis points, despite most fan growth coming in third-party venues
Demand Increasing Attendance Across All Markets, Venues, and Price Points (vs FY 2022)
•Overall fan growth of 20% led by International markets up 25% and North America up 17%
•Stadium shows led attendance growth with over 29 million fans globally, up 60%
•Wide variety of price points with two-thirds of U.S. concert tickets under $100 and one-third under $50
•Average secondary ticket price roughly 2x primary, showing that tickets remain priced below market value

Venue Nation Continues to Elevate On-Site Experiences (vs FY 2022)
•Over 55 million fans at our operated venues and festivals, up 13%
•Ancillary per fan revenue grew double-digits at operated venues as fans prioritize spending on enhanced hospitality:
•Amphitheaters up 10% to over $40
•Arenas and theaters and clubs up double-digits globally
•Major festivals (over 100k attendees) up double-digits globally
•Expanding global venue portfolio with a focus on large theaters and international arenas

Global Fan Demand and Client Wins Drive 2023 Ticketing Results (vs FY 2022)
•Revenue up 32% to nearly $3 billion
•AOI up 35% to over $1.1 billion
•Full-year margins remained in the high 30s
Live Experience Economy Fuels More Ticket Sales (vs FY 2022)
•Total fee-bearing GTV up 30% to $36 billion, with North America up 26% and International markets up 42%; 85% of the growth driven by global concert ticket sales
•Total tickets up 13% to over 620 million tickets, including fee-bearing tickets up 17% to 329 million
•21 million net new client tickets added, with approximately 80% coming from International markets

Sponsorship Growth Reflects the Scale and Unique Nature of Our Global Platforms (vs FY 2022)
•Revenue up 13% to over $1 billion
•AOI up 14% to $675 million
•Full-year margins remained in the low 60s
•Over 100 partners with multi-million dollar, multi-year commitments accounted for approximately 80% of revenue
•Growth led by beverages, technology, and financial services

- - - - - - - - -

Additional Financial Information
•2024 growth expected to be more weighted toward 2Q and 3Q compared to previous years
•2024 capital expenditures estimated to be $540 million, in line with prior years as a percentage of revenue
•Approximately two-thirds will support revenue-generating projects, driven primarily by the expansion of and investment in our global venue portfolio
•Four venues account for approximately one-third of this spend with total expected returns over 20%
•Foreign exchange rates not currently expected to materially impact 2024 revenue, operating income or AOI
•Below-the-line impact to 2024 EPS:
•Depreciation and amortization expense expected to be $80 million higher than 2023
•Annual accretion expected to grow in line with AOI
•Non-controlling interest and tax expenses expected to grow in line with AOI
•2024 share count not expected to change materially from 2023
Balance Sheet and Liquidity Gives Us Financial Flexibility
•4Q23 ended with $6.2 billion in cash and cash equivalents, including $1.5 billion in ticketing client cash and $2.2 billion in free cash
•Approximately 87% of debt is at a fixed rate, with an average cost of debt of 4.7%

The company will webcast a teleconference today at 2:00 p.m. Pacific Time to discuss its financial performance, operational matters and potentially other material developments. Interested parties should visit the “News / Events” section of the company’s website at investors.livenationentertainment.com to listen to the webcast. Supplemental statistical and financial information to be provided on the call, if any, will be posted to the “Financial Info” section of the website. A replay of the webcast will also be available on the Live Nation website. The link to the 4Q23 Trended Results Grid is provided above for convenience and such grid is not a part of, or incorporated into, this press release or any SEC filings that include this press release.

Notice Regarding Financial Statements
The company has provided certain financial statements at the end of this press release for reference. These financial statements should be read in conjunction with the full financial statements, and the notes thereto, set forth in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission today and available on the SEC’s website at sec.gov.

About Live Nation Entertainment:
Live Nation Entertainment, Inc. (NYSE: LYV) is the world’s leading live entertainment company comprised of global market leaders: Ticketmaster, Live Nation Concerts, and Live Nation Media & Sponsorship. For additional information, visit investors.livenationentertainment.com.

Investor Contact:	Media Contact:
Amy Yong	Kaitlyn Henrich
IR@livenation.com	Media@livenation.com
(310) 867-7143

FINANCIAL HIGHLIGHTS – FOURTH QUARTER
(unaudited; $ in millions)

	Q4 2023 Reported	Q4 2022 Reported	Growth	Q4 2023 Constant Currency	Growth at Constant Currency
Revenue
Concerts	$4,874.8	$3,395.9	44%	$4,924.7	45%
Ticketing	739.8	651.3	14%	737.3	13%
Sponsorship & Advertising	255.4	245.6	4%	252.6	3%
Other and Eliminations	(31.1)	(2.2)	*	(31.1)	*
	$5,838.9	$4,290.6	36%	$5,883.5	37%

Consolidated Operating Loss	$(81.5)	$(119.9)	32%	$(95.1)	21%

Adjusted Operating Income (Loss)
Concerts	$(184.4)	$(184.8)	—%	$(204.9)	(11%)
Ticketing	236.0	227.7	4%	237.0	4%
Sponsorship & Advertising	126.2	117.7	7%	127.5	8%
Other and Eliminations	(6.6)	(4.7)	*	(6.6)	*
Corporate	(54.3)	(58.1)	7%	(54.3)	7%
	$116.9	$97.8	20%	$98.7	1%
* Percentages are not meaningful

FINANCIAL HIGHLIGHTS – 12 MONTHS
(unaudited; $ in millions)

	12 Months 2023 Reported	12 Months 2022 Reported	Growth	12 Months 2023 Constant Currency	Growth at Constant Currency
Revenue
Concerts	$18,763.7	$13,494.1	39%	$18,724.4	39%
Ticketing	2,959.5	2,238.6	32%	2,953.3	32%
Sponsorship & Advertising	1,095.2	968.1	13%	1,077.6	11%
Other and Eliminations	(69.3)	(19.6)	*	(69.3)	*
	$22,749.1	$16,681.2	36%	$22,686.0	36%

Consolidated Operating Income	$1,066.2	$732.1	46%	$1,036.6	42%

Adjusted Operating Income (Loss)
Concerts	$325.5	$169.7	92%	$292.8	72%
Ticketing	1,116.3	827.9	35%	1,112.3	34%
Sponsorship & Advertising	675.1	592.0	14%	669.0	13%
Other and Eliminations	(39.5)	(14.5)	*	(39.5)	*
Corporate	(215.0)	(167.9)	(28)%	(215.0)	(28)%
	$1,862.4	$1,407.2	32%	$1,819.6	29%

* Percentages are not meaningful

Reconciliation of Operating Income (Loss) to Adjusted Operating Income (Unaudited)

	Q4 2023	Q4 2022	12 Months 2023	12 Months 2022
	(in millions)
Operating Income (Loss)	$(81.5)	$(119.9)	$1,066.2	$732.1
Acquisition expenses	14.5	38.9	93.6	68.2
Amortization of non-recoupable ticketing contract advances	25.2	22.9	83.7	79.0
Depreciation and amortization	134.4	131.5	516.8	450.0
Loss (gain) on sale of operating assets	(5.8)	0.5	(13.9)	(32.1)
Stock-based compensation expense	30.1	23.9	116.0	110.0
Adjusted Operating Income	$116.9	$97.8	$1,862.4	$1,407.2

KEY OPERATING METRICS
(unaudited)

	Q4 2023	Q4 2022	12 Months 2023	12 Months 2022
	(in thousands except estimated events)
Concerts (1)
Estimated events:
North America	10,129	8,110	33,629	29,170
International	5,694	5,046	16,430	14,475
Total estimated events	15,823	13,156	50,059	43,645
Estimated fans:
North America	20,928	16,251	81,252	69,693
International	16,612	15,758	64,538	51,459
Total estimated fans	37,540	32,009	145,790	121,152
Ticketing (2)
Estimated number of fee-bearing tickets	88,670	83,955	329,116	280,862
Estimated number of non-fee-bearing tickets	80,777	80,151	291,295	269,814
Total estimated tickets sold	169,447	164,106	620,411	550,676

 _________

(1)Events generally represent a single performance by an artist. Fans generally represent the number of people who attend an event. Festivals are counted as one event in the quarter in which the festival begins, but the number of fans is based on the days the fans were present at the festival and thus can be reported across multiple quarters. Events and fan attendance metrics are estimated each quarter.

(2)The fee-bearing tickets estimated above include primary and secondary tickets that are sold using our Ticketmaster systems or that we issue through affiliates. This includes primary tickets sold during the year regardless of event timing, except for our own events where our concert promoters control ticketing which are reported when the events occur. The non-fee-bearing tickets estimated above include primary tickets sold using our Ticketmaster systems, through season seat packages and our venue clients’ box offices, along with tickets sold on our “do it yourself” platform. These ticket metrics are net of any refunds requested and any cancellations that occurred during the period, which may result in a negative number.

Reconciliation of Certain Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Free Cash Flow — Adjusted to Net Cash Provided by Operating Activities

($ in millions)	Q4 2023	Q4 2022
Net cash provided by operating activities	$608.4	$903.7
Less: Changes in operating assets and liabilities (working capital)	(568.0)	(844.3)
Free cash flow from earnings	$40.4	$59.4
Less: Maintenance capital expenditures	(59.4)	(70.2)
Distributions to noncontrolling interests	(85.8)	(18.8)
Free cash flow — adjusted	$(104.8)	$(29.6)

Net cash used in investing activities	$(231.8)	$(425.0)

Net cash provided by (used in) financing activities	$(132.2)	$31.9

Reconciliation of Certain Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Free Cash Flow — Adjusted to Net Cash Provided by Operating Activities

($ in millions)	12 Months 2023	12 Months 2022
Net cash provided by operating activities	$1,370.8	$1,832.1
Less: Changes in operating assets and liabilities (working capital)	160.0	(637.9)
Free cash flow from earnings	$1,530.8	$1,194.2
Less: Maintenance capital expenditures	(131.9)	(127.0)
Distributions to noncontrolling interests	(239.6)	(100.7)
Free cash flow — adjusted	$1,159.3	$966.5

Net cash used in investing activities	$(695.8)	$(784.7)

Net cash used in financing activities	$(87.3)	$(143.3)

Reconciliation of Free Cash to Cash and Cash Equivalents

($ in millions)	December 31, 2023
Cash and cash equivalents	$6,231.9
Client cash	(1,483.7)
Deferred revenue — event-related	(2,947.4)
Accrued artist fees	(215.9)
Collections on behalf of others	(82.3)
Prepaid expenses — event-related	695.0
Free cash	$2,197.6

Forward-Looking Statements, Non-GAAP Financial Measures and Reconciliations:

Certain statements in this press release, including the Supplemental Information that follows, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to statements the regarding leading indicators pointing to another year of growth for the company in 2024; the company’s current expectation that all of its businesses will continue to grow, with anticipated double-digit operating income and adjusted operating income growth in 2024, with profitability expected to compound by double-digits over the next several years; expected growth in Venue Nation fan count; continued momentum for the company’s sponsorship business and the drivers for long-term monetization in this business; the company’s estimated capital expenditures for 2024; the company’s expectations for depreciation and amortization expense, annual accretion, and non-controlling interest and tax expenses in 2024; the company’s expectation that 2024 growth will be more weighted toward the second and third quarters compared to previous years; current expectations that foreign exchange rates will not materially impact 2024 revenue, operating income or adjusted operating income; and current expectations that 2024 share count will not change materially from 2023.
Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing on the company's plans, the risk that the company's markets do not evolve as anticipated, the potential impact of any economic slowdown and operational challenges associated with selling tickets and staging events.
Live Nation refers you to the documents it files from time to time with the U.S. Securities and Exchange Commission, or SEC, specifically the section titled “Item 1A. Risk Factors” of the company’s most recent Annual Report filed on Form 10-K, and Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in the company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date on which they are made. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.
This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided herein.
Adjusted Operating Income (Loss), or AOI, is a non-GAAP financial measure that we define as consolidated operating income (loss) before certain acquisition expenses (including transaction costs, changes in the fair value of accrued acquisition-related contingent consideration obligations, and acquisition-related severance and compensation), amortization of non-recoupable ticketing contract advances, depreciation and amortization (including goodwill impairment), loss (gain) on disposal of operating assets, and stock-based compensation expense. We use AOI to evaluate the performance of our operating segments. We believe that information about AOI assists investors by allowing them to evaluate changes in the operating results of our portfolio of businesses separate from non-operational factors that affect net income (loss), thus providing insights into both operations and the other factors that affect reported results. AOI is not calculated or presented in accordance with GAAP. A limitation of the use of AOI as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, AOI should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOI as presented herein may not be comparable to similarly titled measures of other companies.
Constant Currency is a non-GAAP financial measure when applied to a GAAP financial measure. We calculate currency impacts as the difference between current period activity translated using the current period’s currency exchange rates and the comparable prior period’s currency exchange rates. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations.
Free Cash Flow — Adjusted, or FCF, is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities less changes in operating assets and liabilities, less maintenance capital expenditures, less distributions to noncontrolling interest partners. We use FCF among other measures, to evaluate the ability of operations to generate cash that is available for purposes other than maintenance capital expenditures. We believe that information about FCF provides investors with an important perspective on the cash available to service debt, make acquisitions, and for revenue generating capital expenditures. FCF is not calculated or presented in accordance with GAAP. A limitation of the use of FCF as a performance measure is that it does not necessarily represent funds available for operations and is not necessarily a measure of our ability to fund our cash needs. Accordingly, FCF should be considered in addition to, and not as a substitute for, net cash provided by (used in) operating activities and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, FCF as presented herein may not be comparable to similarly titled measures of other companies.
Free Cash is a non-GAAP financial measure that we define as cash and cash equivalents less ticketing-related client funds, less event-related deferred revenue, less accrued expenses due to artists and cash collected on behalf of others, plus event-related prepaids. We use free cash as a proxy for how much cash we have available to, among other things, optionally repay debt balances, make acquisitions and fund revenue generating capital expenditures. Free cash is not calculated or presented in accordance with GAAP. A limitation of the use of free cash as a performance measure is that it does not necessarily represent funds available from operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash should be considered in addition to, and not as a substitute for, cash and cash equivalents and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, free cash as presented herein may not be comparable to similarly titled measures of other companies.

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2023	December 31, 2022
	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$6,231,866	$5,606,457
Accounts receivable, less allowance of $82,350 and $63,294, respectively	2,069,054	1,465,383
Prepaid expenses	1,147,581	949,826
Restricted cash	7,090	5,917
Other current assets	122,163	131,939
Total current assets	9,577,754	8,159,522
Property, plant and equipment, net	2,101,463	1,487,663
Operating lease assets	1,606,389	1,571,395
Intangible assets
Definite-lived intangible assets, net	1,161,621	1,050,622
Indefinite-lived intangible assets, net	377,349	368,712
Goodwill	2,691,466	2,529,380
Long-term advances	623,154	568,558
Other long-term assets	934,849	724,989
Total assets	$19,074,045	$16,460,841
LIABILITIES AND EQUITY
Current liabilities
Accounts payable, client accounts	$1,866,864	$1,791,025
Accounts payable	267,493	180,076
Accrued expenses	3,006,281	2,368,434
Deferred revenue	3,398,028	3,134,800
Current portion of long-term debt, net	1,134,386	620,032
Current portion of operating lease liabilities	158,421	140,232
Other current liabilities	128,430	68,716
Total current liabilities	9,959,903	8,303,315
Long-term debt, net	5,459,026	5,283,467
Long-term operating lease liabilities	1,686,091	1,654,525
Other long-term liabilities	488,159	455,971
Commitments and contingent liabilities
Redeemable noncontrolling interests	893,709	669,766
Stockholders' equity
Preferred stock—Series A Junior Participating, $0.01 par value; 20,000,000 shares authorized; no shares issued and outstanding	—	—
Preferred stock, $0.01 par value; 30,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 450,000,000 shares authorized; 233,711,176 and 231,671,647 shares issued and 233,303,152 and 231,263,623 shares outstanding in 2023 and 2022, respectively	2,298	2,285
Additional paid-in capital	2,367,918	2,698,316
Accumulated deficit	(2,407,949)	(2,971,229)
Cost of shares held in treasury	(6,865)	(6,865)
Accumulated other comprehensive income (loss)	27,450	(90,076)
Total Live Nation stockholders' equity	(17,148)	(367,569)
Noncontrolling interests	604,305	461,366
Total equity	587,157	93,797
Total liabilities and equity	$19,074,045	$16,460,841

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2023	2022	2021
	(in thousands, except share and per share data)
Revenue	$22,749,073	$16,681,254	$6,268,447
Operating expenses:
Direct operating expenses	17,292,016	12,337,524	4,355,989
Selling, general and administrative expenses	3,557,167	2,955,884	1,754,822
Depreciation and amortization	516,797	449,976	416,277
Gain on disposal of operating assets	(13,927)	(32,082)	(1,211)
Corporate expenses	330,817	237,834	160,428
Operating income (loss)	1,066,203	732,118	(417,858)
Interest expense	350,244	278,483	282,440
Loss on extinguishment of debt	18,504	—	—
Interest income	(237,818)	(77,620)	(6,625)
Equity in losses (earnings) of nonconsolidated affiliates	5,455	(10,571)	(2,520)
Loss (gain) from sale of investments in nonconsolidated affiliates	341	(448)	(83,578)
Other expense, net	34,933	36,827	3,692
Income (loss) before income taxes	894,544	505,447	(611,267)
Income tax expense (benefit)	160,227	96,254	(2,481)
Net income (loss)	734,317	409,193	(608,786)
Net income attributable to noncontrolling interests	171,037	113,207	42,118
Net income (loss) attributable to common stockholders of Live Nation	$563,280	$295,986	$(650,904)

Basic net income (loss) per common share available to common stockholders of Live Nation	$1.38	$0.66	$(3.09)
Diluted net income (loss) per common share available to common stockholders of Live Nation	$1.37	$0.64	$(3.09)

Weighted average common shares outstanding:
Basic	228,628,390	224,809,558	217,190,862
Diluted	230,977,326	231,556,866	217,190,862

Reconciliation to net income (loss) available to common stockholders of Live Nation:
Net income (loss) attributable to common stockholders of Live Nation	$563,280	$295,986	$(650,904)
Accretion of redeemable noncontrolling interests	(247,438)	(146,770)	(19,771)
Net income (loss) available to common stockholders of Live Nation—basic and diluted	$315,842	$149,216	$(670,675)

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2023	2022	2021
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$734,317	$409,193	$(608,786)
Reconciling items:
Depreciation	266,590	225,770	222,840
Amortization of definite-lived intangibles and indefinite-lived intangibles impairment loss	250,207	224,206	193,437
Amortization of non-recoupable ticketing contract advances	83,693	79,043	74,406
Deferred income tax expense (benefit)	(44,018)	7,199	(9,639)
Amortization of debt issuance costs and discounts	16,884	16,448	37,260
Provision for uncollectible accounts receivable	78,336	68,612	(17,826)
Loss on extinguishment of debt	18,504	—	—
Stock-based compensation expense	115,959	110,049	209,337
Unrealized changes in fair value of contingent consideration	40,151	56,704	(6,732)
Gain on mark-to-market of equity investments	(47,878)	(22,638)	(15,447)
Equity in losses of nonconsolidated affiliates, net of distributions	30,522	14,912	11,189
Loss (gain) on sale of investments in nonconsolidated affiliates	(979)	1,357	(83,578)
Other, net	(11,509)	3,355	114
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Increase in accounts receivable	(550,670)	(463,977)	(485,211)
Decrease (increase) in prepaid expenses and other assets	(202,834)	(267,945)	95,533
Increase in accounts payable, accrued expenses and other liabilities	460,496	1,002,158	1,315,722
Increase in deferred revenue	133,023	367,617	847,949
Net cash provided by operating activities	1,370,794	1,832,063	1,780,568
CASH FLOWS FROM INVESTING ACTIVITIES
Advances of notes receivable	(181,801)	(115,992)	(28,899)
Collections of notes receivable	17,057	20,527	23,835
Investments made in nonconsolidated affiliates	(54,922)	(91,186)	(110,589)
Purchases of property, plant and equipment	(438,604)	(347,206)	(152,734)
Cash paid for acquisitions, net of cash acquired	(17,534)	(257,191)	(384,251)
Purchases of intangible assets	(36,653)	(6,080)	(7,100)
Proceeds from sale of investments in nonconsolidated affiliates	1,524	3,863	90,432
Other, net	15,128	8,574	2,344
Net cash used in investing activities	(695,805)	(784,691)	(566,962)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt, net of debt issuance costs	1,061,026	122,251	903,827
Payments on long-term debt including extinguishment costs	(730,643)	(45,792)	(109,705)
Contributions from noncontrolling interests	19,602	15,021	22,026
Distributions to noncontrolling interests	(239,619)	(100,660)	(52,368)
Purchases and sales of noncontrolling interests, net	(113,768)	(48,306)	(9,638)
Proceeds from sale of common stock, net of issuance costs	—	—	449,630
Payments for capped call transactions	(75,500)	—	—
Proceeds from exercise of stock options	19,264	35,775	30,618
Taxes paid for net share settlement of equity awards	(9,484)	(76,925)	(45,845)
Payments for deferred and contingent consideration	(17,757)	(44,220)	(17,319)
Other, net	(402)	(484)	106
Net cash provided by (used in) financing activities	(87,281)	(143,340)	1,171,332
Effect of exchange rate changes on cash, cash equivalents and restricted cash	38,874	(179,450)	(43,585)
Net increase in cash, cash equivalents, and restricted cash	626,582	724,582	2,341,353
Cash, cash equivalents and restricted cash at beginning of period	5,612,374	4,887,792	2,546,439
Cash, cash equivalents and restricted cash at end of period	$6,238,956	$5,612,374	$4,887,792